Exhibit 10.22

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL
TO:

Berkshire Mortgage Finance
Limited Partnership
7575 Irvine Center Drive, 2nd Flr.
Irvine, CA 92618

E#: 2421-EH

FHLMC #: 002669129

MULTIFAMILY DEED OF TRUST,

ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING
(CALIFORNIA — REVISION DATE 3-17-03)

ATTENTION COUNTY RECORDER: THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO SECTION 9502 OF THE CALIFORNIA COMMERCIAL CODE. PORTIONS OF THE GOODS COMPRISING A PART OF THE MORTGAGED PROPERTY ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT COVERING FIXTURES. THE ADDRESSES OF BORROWER (DEBTOR) AND LENDER (SECURED PARTY) ARE SPECIFIED IN THE FIRST PARAGRAPH ON PAGE 1 OF THIS INSTRUMENT.

MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND
FIXTURE FILING
(CALIFORNIA — REVISION DATE 3-17-03)

THIS MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Instrument”) is made to be effective this 1st day of April 2004, by Waterford Place Apartments, LLC, a California limited liability company organized and existing under the laws of CA, whose address is 655 Brea Canyon Road, Walnut, CA 91788-, as trustor (“Borrower”), to First American Title Insurance Company, as trustee (“Trustee”), for the benefit of Berkshire Mortgage Finance Limited Partnership organized and existing under the laws of Massachusetts, whose address is 7575 Irvine Center Drive, Suite 200, Irvine, CA 92618, as beneficiary (“Lender”). Borrower’s organizational identification number, if applicable, is 95-4869325.

Borrower, in consideration of the Indebtedness and the trust created by this Instrument, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in Alameda County, State of California and described in Exhibit A attached to this Instrument.

TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower’s Multifamily Note payable to Lender, dated as of the date of this Instrument, and maturing on May 01, 2014 (the “Maturity Date”), in the principal amount of $52,000.000, and all renewals, extensions and modifications of the Indebtedness, the payment of all sums advanced by or on behalf of Lender to protect the security of this Instrument under Section 12, and the performance of the covenants and agreements of Borrower contained in the Loan Documents.

Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property (the “Schedule of Title Exceptions”). Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

Covenants. In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.             DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

(a)           “Attorneys’ Fees and Costs” means (i) fees and out-of-pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees.

(b)           “Borrower” means all persons or entities identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

(c)           “Collateral Agreement” means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

(d)           “Controlling Entity” means an entity which owns, directly or indirectly through one or more intermediaries, (i) a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership or joint venture), (ii) a manager’s interest in Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), (iii) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation), or (iv) a trustee’s interest or a Controlling Interest of the beneficial interests in Borrower.

(e)           “Controlling Interest” means (i) 51 percent or more of the ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than 51 percent, if the owner(s) of that interest actually direct(s) the business and affairs of the entity without the requirement of consent of any other party. The Controlling Interest shall be deemed to be 51 percent unless otherwise stated in Exhibit B.

(f)            “Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

(g)           “Event of Default” means the occurrence of any event listed in Section 22.

(h)             “Fixtures” -means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

(i)            “Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.

(j)            “Hazard Insurance” is defined in Section 19.

(k)           “Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether- empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling and any other material or substance now or in the future that (i) is defined as a “hazardous substande,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

(l)            “Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and

Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

(m)          “Impositions” and “Imposition Deposits” are defined in Section 7(a).

(n)           “Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

(o)           “Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

(p)           “Initial Owners” means, with respect to Borrower or any other entity, the persons or entities that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100 percent of the ownership interests in Borrower or that entity.

(q)           “Land” means the land described in Exhibit A.

(r)            “Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

(s)           “Lender” means the entity identified as “Lender” in the first paragraph of this Instrument, or any subsequent holder of the Note.

(t)            “Loan Documents” means the Note, this Instrument, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

(u)           “Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.

(v)           “Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(i)            the Land;

(ii)           the Improvements;

(iii)          the Fixtures;

(vi)          the Personalty;

(v)           all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(vi)          all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement;

(vii)         all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(viii)        all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(ix)           all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(x)            all Rents and Leases;

(xi)           all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(xii)          all Imposition Deposits;

(xiii)         all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);

(xiv)        all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and

(xv)         all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(w)          “Note” means the Multifamily Note described on page 1 of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.

(x)            “O&M Program” is defined in Section 18(d).

(y)           “Personalty” means all

(i)                                     accounts (including deposit accounts);

(ii)                                  equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software);

(iii)                               other tangible personal property including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures);

(iv)                              any operating agreements relating to the Land or the Improvements;

(v)                                 any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements;

(vi)                              all other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a governmental authority; and

(vii)                           any rights of Borrower in or under letters of credit.

(z)                                   “Property Jurisdiction” is defined in Section 30(a).

(aa)         “Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants.

(bb)         “Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien on the Land or the Improvements.

(cc)         “Transfer” is defined in Section 21.

2.             UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

(a)           This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.

(b)              Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)               If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies.

(d)              This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.             ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

(a)           As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)             After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing; the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents shall automatically terminate and Lender shall without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender’s demand for Rents, (i) Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, (ii) no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and (iii) no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice.- Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender’s collection of such Rents.

(c)             Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

(d)             If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Borrower’s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon the Lender’s entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents. In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(e)             If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Except to the extent of Lender’s gross negligence or willful misconduct, Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(d), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(f)              If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

(g)           Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.             ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

(a)           As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower’s right, title and interest in, to and under the Leases, including Borrower’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower’s right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the Mortgaged Property. However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)           Until Lender gives Notice to Borrower of Lender’s exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits.

(c)           Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Except to the extent of Lender’s gross negligence or willful misconduct, Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property. Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

(d)           Upon delivery of Notice by Lender to Borrower of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e)               Borrower shall, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase. If Borrower is a cooperative housing corporation, association or other validly organized entity under municipal, county, state or federal law, notwithstanding anything to the contrary contained in this subsection, so long as Borrower is not in breach of any covenant of this Instrument, Lender hereby consents to the execution of leases of apartments for a term in excess of two years from Borrower to a tenant shareholder of Borrower, to the surrender or termination of such leases of apartments where the surrendered or terminated lease is immediately replaced or where the Borrower makes its best efforts to secure such immediate replacement by a newly executed lease of the same apartment to a tenant shareholder of the Borrower. However, no consent is hereby given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

(f)            Borrower shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent of Lender and Lender’s prior written approval of the Lease agreement. Borrower shall not modify the terms of, or extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender. However, Lender’s consent shall not be required for the modification or extension of a non-residential Lease if such modification or extension is on terms at least as favorable to Borrower as those customary at that time in the applicable market and the income from the extended or modified Lease will not be less than the income received from the Lease as of the date of this-Instrument. Borrower shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed. All non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide that (i) such Leases are subordinate to the lien of this Instrument; (ii) the tenant shall atom to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (iii) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (iv) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (v) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease; and (vi) the tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

(g)           Borrower shall not receive or accept Rent under any Lease (whether residential or non-residential) for more than two months in advance.

5.             PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM. Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.             EXCULPATION. Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

7.             DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

(a)           Unless this requirement is waived in writing by Lender, which waiver may be contained in this Section 7(a), Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “Collect” below. Lender will not require the Borrower to make Imposition Deposits with respect to the items marked “Deferred” below.

[Deferred]	Hazard Insurance premiums or other insurance premiums required by Lender under Section 19,
[Deferred]	Taxes,
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property),
[N/A] ground rents,
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the “Imposition Deposits.” The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as “Impositions.” The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b)           Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Impositions Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. As additional security for all of Borrower’s obligations under this Instrument and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits. Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

(c)           If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d)           If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(e)           If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender’s discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f)            If Lender does not collect an Imposition Deposit with respect to an Imposition either marked “Deferred” in Section 7(a) or pursuant to a separate written waiver by Lender, then on or before the date each such Imposition is due, or on the date this Instrument requires each such Imposition to be paid, Borrower must provide Lender with proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits. Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in Section 7(a), regardless of whether any such item is marked “Deferred” in such section, upon Notice to Borrower, (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

(g)           In the event of a Transfer prohibited by or requiring Lender’s approval under Section 21, Lender’s waiver of the collection of any Imposition Deposit in this Section 7 may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s) as a condition of Lender’s approval of such Transfer.

8.             COLLATERAL AGREEMENTS. Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

9.             APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument and the Note shall remain unchanged.

10.          COMPLIANCE WITH LAWS. Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, disability accommodation, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits. Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10. Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property. Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

11.          USE OF PROPERTY. Unless required by applicable law, Borrower shall not (a) allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, except for any change in use approved by Lender, (b) convert any individual dwelling units or common areas to commercial use, (c) initiate a change in the zoning classification of the Mortgaged Property or acquiesce without Notice to and consent of Lender in a change in the zoning classification of the Mortgaged Property, (d) establish any condominium or cooperative regime with respect to the Mortgaged Property, (e) combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property, or (f) subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property without the prior consent of Lender.

12.          PROTECTION OF LENDER’S SECURITY; INSTRUMENT SECURES FUTURE ADVANCES.

(a)           If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged

Property, (iv) procurement of the insurance required by Section 19, and (v) payment of amounts which Borrower has failed to pay under Sections 15 and 17.

(b)           Any amounts disbursed by Lender under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this Section 12, shall be secured by this Instrument, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the “Default Rate,” as defined in the Note.

(c)             Nothing in this Section 12 shall require Lender to incur any expense or take any action.

13.          INSPECTION. Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable notice to Borrower if the inspection is to include occupied residential units (which notice need not be in writing). Notice to Borrower shall not be required in the case of an emergency, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

14.          BOOKS AND RECORDS; FINANCIAL REPORTING.

(a)           Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent’s office, and upon Lender’s request shall make available at the Mortgaged Property (or, at Borrower’s option, at the management agent’s office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection by Lender at any reasonable time.

(b)           Within 120 days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender a statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year. If Borrower’s fiscal year is other than the calendar year, Borrower must also submit to Lender a year-end statement of income and expenses within 120 days after the end of the calendar year.

(c)           Within 120 days after the end of each calendar year, and at any other time, upon Lender’s request, Borrower shall furnish to Lender each of the following. However, Lender shall not require any of the following more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may, upon written request to Borrower, require Borrower to furnish any of the following more frequently:

(i)                                     a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(ii)                                  an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts; and

(iii)                               a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each (unless Borrower or any Controlling Entity is a publicly-traded entity in which case such statement of ownership shall not be required), if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members.

(d)           At any time upon Lender’s request, Borrower shall furnish to Lender each of the following. However, Lender shall not require any of the following more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish any of the following more frequently:

(i)                                     a balance sheet, a statement of income and expenses for Borrower and a statement of changes in financial position of Borrower for Borrower’s most recent fiscal year;

(ii)                                  a quarterly or year-to-date income and expense statement for the Mortgaged Property; and

(iii)                               a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender.

(e)           Upon Lender’s request at any time when an Event of Default has occurred and is continuing, Borrower shall furnish to Lender monthly income and expense statements and rent schedules for the Mortgaged Property.

(f)            An individual having authority to bind Borrower shall certify each of the statements, schedules and reports required by Sections 14(b) through 14(e) to be complete and accurate. Each of the statements, schedules and reports required by Sections 14(b) through 14(e) shall be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Section 14(b) and 14(c)(i) and (ii) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(g)           If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 14(b) through (e), Lender shall give Borrower Notice specifying the statements, schedules and reports required by Section 14(b) through (e) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then Lender shall have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12. Notice to Borrower shall not be required in the case of an emergency, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

(h)           If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(i)            Borrower authorizes Lender to obtain a credit report on Borrower at any time.

15.          TAXES; OPERATING EXPENSES.

(a)           Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b)           Subject to the provisions of Section 15(c), Borrower shall (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay insurance premiums at least 30 days prior to the expiration date of each policy of insurance, unless applicable law specifies some lesser period.

(c)           If Lender is collecting Imposition Deposits, to the extent that Lender holds sufficient Imposition Deposits for the purpose of paying a specific Imposition, then Borrower shall not be obligated to pay such Imposition, so long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or (iii) Borrower has failed to provide Lender with bills and premium notices as provided above.

(d)           Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender.

(e)           Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall furnish to Lender receipts evidencing such payments on or before the date this Instrument requires such Impositions to be paid.

16.          LIENS; ENCUMBRANCES. Borrower acknowledges that, to the extent provided in Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a “Lien”) on the Mortgaged Property (other than the lien of this Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a “Transfer” which constitutes an Event of Default and subjects Borrower to personal liability under the Note.

17.          PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY.

(a)           Borrower shall not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)           Borrower shall not abandon the Mortgaged Property.

(c)           Borrower shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair; however, Borrower shall not be obligated to perform such restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available insurance proceeds and/or condemnation awards to the payment of Indebtedness pursuant to Section 19(h)(ii), (iii), (iv) or (v), or pursuant to Section 20.

(d)           Borrower shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality.

(e)           Borrower shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender at all times under a contract approved by Lender in writing, which contract must be terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or its successors.

(f)            Borrower shall give Notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except (i) in connection with the replacement of tangible Personalty, (ii) if Borrower is a cooperative housing corporation, to the extent permitted with respect to individual dwelling units under the form of proprietary lease or occupancy agreement and (iii) repairs and replacements in connection with making an individual unit ready for a new occupant.

18.          ENVIRONMENTAL HAZARDS.

(a)           Except for matters described in Section 18(b), Borrower shall not cause or permit any of the following:

(i)            the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property;

(ii)           the transportation of any Hazardous Materials to, from, or across the Mortgaged Property;

(iii)          any occurrence or condition on the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws;

(iv)          any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property;

(v)           any violation or noncompliance with the terms of any O&M Program as defined in subsection (d).

The matters described in clauses (i) through (v) above, except as otherwise provided in Section 18(b), are referred to collectively in this Section 18 as “Prohibited Activities or Conditions.”

(b)           Prohibited Activities and Conditions shall not include lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

(c)           Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(d)           As required by Lender, Borrower shall also have established a written operations and maintenance program with respect to certain Hazardous Materials. Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to Section 18(h) must be approved by Lender and shall be referred to herein as an “O&M Program.” Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to comply with each O&M Program. Borrower shall pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out-of-pocket costs incurred in connection with the monitoring and review of each O&M Program and Borrower’s performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.

(e)           Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Instrument):

(i)              Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property;

(ii)             to the best of Borrower’s knowledge after reasonable and diligent inquiry, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property;

(iii)            the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;

(iv)            to the best of Borrower’s knowledge after reasonable and diligent inquiry, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged

Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect;

(v)           to the best of Borrower’s knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(vi)          there are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition;

(vii)         Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; and

(f)            Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:

(i)            Borrower’s discovery of any Prohibited Activity or Condition;

(ii)           Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, management agent, Governmental Authority or other person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property;

(iii)          Borrower’s breach of any of its obligations under this Section 18.

Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.

(g)           Borrower shall pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12. As long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender shall make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results to any third party of any Environmental Inspections made by or for Lender, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Environmental Inspections made by or for Lender.

(h)           If any investigation, site monitoring, containment, clean-up, restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower shall, by the earlier of (i) the applicable deadline required by Hazardous Materials Law or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.

(i)            Borrower shall comply with all Hazardous Materials Laws applicable to the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower shall (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits; (ii) cooperate with any inquiry by any Governmental Authority; and (iii) comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(j)            Borrower shall indemnify, hold harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)            any breach of any representation or warranty of Borrower in this Section 18;

(ii)           any failure by Borrower to perform any of its obligations under this Section 18;

(iii)          the existence or alleged existence of any Prohibited Activity or Condition;

(iv)          the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements or on or under any property of Borrower that is adjacent to the Mortgaged Property; and

(v)           the actual or alleged violation of any Hazardous Materials Law.

(k)           Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. In any circumstances in which the indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in its discretion, Lender shall permit Borrower to undertake the actions referenced in this Section in accordance with this Section and Section 18(1) so long as Lender approves such action, which approval shall not be unreasonably withheld or delayed. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(l)            Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a “Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect Lender, as determined by Lender in its discretion.

(m)          Borrower’s obligation to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

(i)            any amendment or modification of any Loan Document;

(ii)           any extensions of time for performance required by any Loan Document;

(iii)          any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness;

(iv)          the accuracy or inaccuracy of any representations and warranties made by Borrower under this Instrument or any other Loan Document;

(v)           the release of Borrower or any other person, by Lender or by operation of law, from performance of any obligation under any Loan Document;

(vi)          the release or substitution in whole or in part of any security for the Indebtedness; and

(vii)         Lender’s failure to properly perfect any lien or security interest given as security for the Indebtedness.

(n)           Borrower shall, at its own cost and expense, do all of the following:

(i)            pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 18;

(ii)           reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 18; and

(iii)          reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Section 18, or in monitoring and participating in any legal or administrative proceeding.

(o)           The provisions of this Section 18 shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower shall have no obligation to indemnify the Indemnitees under this Section 18 after the date of the release of record of the lien of this Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

19.          PROPERTY AND LIABILITY INSURANCE.

(a)           Borrower shall keep the Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire and allied perils, general boiler and machinery coverage, rent loss insurance and business income coverage. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. Borrower acknowledges and agrees that Lender’s insurance requirements may change from time to time throughout the term of the Indebtedness. If any of the Improvements is located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as an area having special flood hazards, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood. All insurance required pursuant to this Section 19(a) shall be referred to as “Hazard Insurance.”

(b)           All premiums on Hazard Insurance policies required under Section 19(a) shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. All policies of property damage insurance shall include a non-contributing, non-reporting mortgage clause in favor of, and in a form approved by, Lender. Lender shall have the right to hold the original policies or duplicate original policies of all Hazard Insurance required by Section 19(a). Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. Borrower shall deliver to Lender the original (or a duplicate original) of a renewal policy in form satisfactory to Lender at least 30 days prior to the expiration date of a policy, unless applicable law specifies some lesser period.

(c)           Borrower shall maintain at all times commercial general liability insurance, workers’ compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.

(d)           All insurance policies and renewals of insurance policies required by this Section 19 shall be in such amounts and for such periods as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

(e)           Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

(f)            In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Hazard Insurance, to appear in and prosecute any action arising from such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 19 shall require Lender to incur any expense or take any action. Lender may, at Lender’s option, (i) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the “Restoration”), or (ii) apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall apply the proceeds in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily properties.

(g)                                 Notwithstanding any provision to the contrary in this Section 19, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing,

(i)            in the event of a casualty resulting in damage to the Mortgaged Property which will cost $10,000 or less to repair, the Borrower shall have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of the Lender so long as the insurance proceeds are used solely for the Restoration of the Mortgaged Property; and

(ii)           in the event of a casualty resulting in damage to the Mortgage Property which will cost more than $10,000 but less than $50,000 to repair, the Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender shall hold the applicable insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and shall not apply such proceeds to the payment of sums due under this Instrument.

(h)                                 Lender will have the right to exercise its option to apply insurance proceeds to the payment of the Indebtedness only if Lender determines that at least one of the following conditions is met:

(i)            an Event of Default (or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing;

(ii)           Lender determines, in its discretion, that there will not be sufficient funds from insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration;

(iii)          Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property; or

(iv)          Lender determines, in its discretion, that the Restoration will not be completed at least one year before the Maturity Date (or six months before the Maturity Date if Lender determines in its discretion that re-leasing of the Mortgaged Property will be completed within such six-month period); or

(v)                                 Lender determines that the Restoration will not be completed within one year after the date of the loss or casualty.

(i)                                     If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(j)                                     Unless Lender otherwise agrees in writing, any application of any insurance proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments.

(k)                                  Borrower agrees to execute such further evidence of assignment of any insurance proceeds as Lender may require.

20.                               CONDEMNATION.

(a)                                  Borrower shall promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a “Condemnation”). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b)           Lender may apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts (including Attorneys’ Fees and Costs) at Lender’s option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any

Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

21.                               TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER. [RIGHT TO UNLIMITED TRANSFERS — WITH LENDER APPROVAL].

(a)                                  “Transfer” means

(i)            a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law);

(ii)           the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law);

(iii)          the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock;

(iv)          the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or

(v)           the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

For purposes of defining the term “Transfer,” the term “partnership” shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term “partner” shall mean a general partner, a limited partner and a joint venturer.

(b)                                 “Transfer” does not include

(i)            a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument,

(ii)           the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or

(iii)          a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c)                                  The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 21(e) to the contrary:

(i)            a Transfer to which Lender has consented;

(ii)           a Transfer that occurs in accordance with Section 21(d);

(iii)          the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;

(iv)          a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

(v)           the creation of a mechanic’s, materialman’s, or judgment lien against the Mortgaged Property which is released of record or otherwise remedied to Lender’s satisfaction within 60 days of the date of creation;

(vi)          if Borrower is a housing cooperative, any Transfer of the shares in the housing cooperative or any assignment of the occupancy agreements or leases relating thereto by tenant shareholders of the housing cooperative; and

(vii)         any Transfer of an interest in Borrower or any interest in a Controlling Entity (which, if such Controlling Entity were Borrower, would result in an Event of Default) listed in (A) through (F) below (a “Preapproved Transfer”), under the terms and conditions listed as items (1) through (7) below:

(A)          a sale or transfer to one or more of the transferor’s immediate family members; or

(B)           a sale or transfer to any trust having as its sole beneficiaries the transferor and/or one or more of the transferor’s immediate family members; or

(C)           a sale or transfer from a trust to any one or more of its beneficiaries who are immediate family members of Borrower or a Controlling Entity; or

(D)          the substitution or replacement of the trustee of any trust with a trustee who is an immediate family member of the transferor; or

(E)                                 a sale or transfer to an entity owned and controlled by the transferor or the transferor’s immediate family members; or

(F)                                 a sale or transfer to an individual or entity that has an existing interest in the Borrower or in a Controlling Entity.

(1)                    Borrower shall provide Lender with prior written Notice of the proposed Preapproved Transfer; which Notice must be accompanied by a non-refundable review fee in the amount of $3,000.

(2)                    For the purposes of these Preapproved Transfers, a transferor’s immediate family members will be deemed to include a spouse, parent, child or grandchild of such transferor.

(3)                    Either directly or indirectly, N/A shall retain at all times not less than a N/A percent interest in the Borrower and a managing interest in the Borrower.

(4)                    At the time of the proposed Preapproved Transfer, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(5)                    Lender shall be entitled to collect all costs, including the cost of all title searches, title insurance and recording costs, and all Attorneys’ Fees and Costs.

(6)                    Lender shall not be entitled to collect a transfer fee as a result of these Preapproved Transfers.

(7)                    In the event of a Transfer prohibited by or requiring Lender’s approval under this Section 21, this Section (c)(vii) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s), as a condition of Lender’s consent.

(d)                                 The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other Section of this Instrument:

(i)            a change of the Borrower’s name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest have been properly filed and copies have been delivered to Lender;

(ii)           a change of the form of the Borrower not involving a transfer of the Borrower’s assets and not resulting in any change in liability of any Initial Owner, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender’s security interest have been properly filed and copies have been delivered to Lender;

(iii)          the merger of the Borrower with another entity when the Borrowing entity is the surviving entity

(iv)          a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person; and

(v)           the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request.

(e)                                  The occurrence of any of the following Transfers shall constitute an Event of Default under this Instrument:

(i)            a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;

(ii)           if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership interests in Borrower;

(iii)          if Borrower is a general partnership or a joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(iv)          if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager or (C) a change in a nonmember manager;

(v)           if Borrower is a corporation (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 5 percent or more of that stock;

(vi)          if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the beneficial interests in Borrower, (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower;

(vii)         a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of Sections 21(e)(i) through (vi) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.

(f)                                    Lender shall consent, without any adjustment to the rate at which the Indebtedness secured by this Instrument bears interest or to any other economic terms of the Indebtedness set forth in the Note, to a Transfer that would otherwise violate this Section 21 if, prior to the Transfer, Borrower has satisfied each of the following requirements:

(i)            the submission to Lender of all information required by Lender to make the determination required by this Section 21(f);

(ii)           the absence of any Event of Default;

(iii)          the transferee meets all of the eligibility, credit, management and other standards (including but not limited to any standards with respect to previous relationships between Lender and the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of borrowers in connection with the origination or purchase of similar mortgages on multifamily properties;

(iv)                              the transferee’s organization, credit and experience in the management of similar properties are deemed by the Lender, in its discretion, to be appropriate to the overall structure and documentation of the existing financing;

(v)                                 the Mortgaged Property, at the time of the proposed Transfer, meets all standards as to its physical condition, occupancy, net operating income and the collection of reserves that are customarily applied by Lender at the time of the proposed Transfer to the approval of properties in connection with the origination or purchase of similar mortgages on multifamily properties;

(vi)                              in the case of a Transfer of all or any part of the Mortgaged Property, (A) the execution by the transferee of Lender’s then-standard assumption agreement that, among other things, requires the transferee to perform all obligations of Borrower set forth in the Note, this Instrument and any other Loan Documents, and may require that the transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived or modified by Lender, (B) if Lender requires, the transferee causes one or more individuals or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender, and (C) the transferee executes such additional Collateral Agreements as Lender may require;

(vi)                              in the case of a Transfer of any interest in a Controlling Entity, if a guaranty has been executed and delivered in connection with the Note, this Instrument or any of the other Loan Documents, the Borrower causes one or more individuals or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender; and

(vii)                           Lender’s receipt of all of the following:

(A)          a review fee in the amount of $3,000;

(B)           a transfer fee in an amount equal to 1 percent of the unpaid principal balance of the Indebtedness immediately before the applicable Transfer; and

(C)                                the amount of Lender’s out-of-pocket costs (including reasonable Attorneys’ Fees and Costs) incurred in reviewing the Transfer request.

22.          EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

(a)           any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;

(b)           any failure by Borrower to maintain the insurance coverage required by Section 19;

(c)           any failure by Borrower to comply with the provisions of Section 33;

(d)           fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

(e)           any failure to comply with the provisions of Section 20;

(f)            any Event of Default under Section 21;

(g)           the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property;

(h)           any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (g)), as and when required, which continues for a period of 30 days after Notice of such failure by Lender to Borrower. However, if Borrower’s failure to perform its obligations as described in this Section 22(h) is of the nature that it cannot be cured within the 30 day grace period but reasonably could be cured within 90 days, then Borrower shall have additional time as determined by Lender in its discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the 30-day grace period and diligently pursues the cure of such default. However, no such Notice or grace periods shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

(i)            any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

(j)            any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(k)           Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within 90 days after filing; and

(l)            any of Borrower’s representations and warranties in this Instrument is false or misleading in any material respect.

23.          REMEDIES CUMULATIVE. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

24.          FORBEARANCE.

(a)           Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

(b)           Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.

25.          LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

26.          WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.

27.          WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

28.          FURTHER ASSURANCES. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

29.          ESTOPPEL CERTIFICATE. Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.

30.          GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

(a)           This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the “Property Jurisdiction”).

(b)           Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or-otherwise. However, nothing in this Section 30 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

31.          NOTICE.

(a)           All Notices, demands and other communications (“Notice”) under or concerning this Instrument shall be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. As used in this Section 31, the term “Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

(b)           Any party to this Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 31. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 31, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)           Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given shall be given in accordance with this Section 31.

32.          SALE OF NOTE; CHANGE IN SERVICER; LOAN SERVICING. The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior Notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary. If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender shall govern.

33.          SINGLE ASSET BORROWER. Until the Indebtedness is paid in full, Borrower (a) shall not own any real or personal property other than the Mortgaged Property and personal property related to the operation and maintenance of the Mortgaged Property; (b) shall not operate any business other than the management and operation of the Mortgaged Property; and (c) shall not maintain its assets in a way difficult to segregate and identify.

34.          SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 21 shall be an Event of Default.

35.          JOINT AND SEVERAL LIABILITY. If more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities shall be joint and several.

36.          RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

(a)           The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

(b)           No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (a “Servicing Arrangement”) between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

37.      SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender’s approval under Section 21, any or some or all of the Modifications to Instrument set forth in Exhibit B (if any) may be modified or rendered void by Lender at Lender’s option by Notice to Borrower and the transferee(s).

38.          CONSTRUCTION. The captions and headings of the Sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any, reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term “including” means “including, but not limited to.”

39.          DISCLOSURE OF INFORMATION. Lender may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under. applicable law to prohibit such disclosure, including but not limited to any right of privacy.

40.          NO CHANGE IN FACTS OR CIRCUMSTANCES. Borrower warrants that (a) all information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent schedules, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects; and (b) there has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

41.          SUBROGATION. If, and to the extent that, the proceeds of the loan evidenced by the Note are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a “Prior Lien”), such loan proceeds shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

42.          ADJUSTABLE RATE MORTGAGE - THIRD PARTY CAP AGREEMENT “CAP COLLATERAL.”

(a)           If the Note provides for interest to accrue at an adjustable or variable interest rate (other than during the “Extension Period,” as defined in the Note, if applicable), then the definition of “Mortgaged Property” shall include the “Cap Collateral.” The “Cap Collateral” shall mean

(i)            any interest rate cap agreement, interest rate swap agreement, or other interest rate hedging contract or agreement obtained by Borrower as a requirement of any Loan Document or as a condition of Lender’s making the Loan (a “Cap Agreement”);

(ii)           any and all moneys (collectively, “Cap Payments”) payable pursuant to any Cap Agreement by the interest rate cap provider or other counterparty to a Cap Agreement or any guarantor of the obligations of any such cap provider or counterparty (a “Cap Provider”);

(iii)          all rights of Borrower under any Cap Agreement and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, whether existing now or arising after the date of this Instrument;

(iv)          all rights, liens and security interests or guaranties granted by a Cap Provider or any other person to secure or guaranty payment of any Cap Payment whether existing now or granted after the date of this Instrument;

(v)           all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether existing now or created after the date of this Instrument; and

(vi)          all cash and non-cash proceeds and products of (ii) – (v) above.

(b)           As additional security for Borrower’s obligation under the Loan Documents, Borrower hereby assigns and pledges to Lender all of Borrower’s right, title and interest in and to the Cap Collateral. Borrower has instructed and will instruct each Cap Provider and any guarantor of a Cap Provider’s obligations to make Cap Payments directly to Lender or to Loan Servicer on behalf of Lender.

(c)           So long as there is no Event of Default, Lender or Loan Servicer will remit to Borrower each Cap Payment received by Lender or Loan Servicer with respect to any month for which Borrower has paid in full the monthly installment of principal and interest or interest only, as applicable, due under the Note. Alternatively, at Lender’s option so long as there is no Event of Default, Lender may apply a Cap Payment received by Lender or Loan Servicer with respect to any month to the applicable monthly payment of accrued interest due under the Note if Borrower has paid in full the remaining portion of such monthly payment of principal and interest or interest only, as applicable.

(d)           Following an Event of Default, in addition to any other rights and remedies Lender may have, Lender may retain any Cap Payments and apply them to the Indebtedness in such order and amounts as Lender determines. Neither the existence of a Cap Agreement nor anything in this Instrument shall relieve Borrower of its primary obligation to timely pay in full all amounts due under the Note and otherwise due on account of the Indebtedness.

(e)           If the Note does not provide for interest to accrue at an adjustable or variable interest rate (other than during the Extension Period) then this Section 42 shall be of no force or effect.

43.          ACCELERATION; REMEDIES. If an Event of Default has occurred and is continuing, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by California law or provided in this Instrument or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys’ fees, costs of documentary evidence, abstracts and title reports.

If the power of sale is invoked, Lender shall execute a written notice of the occurrence of an Event of Default and of Lender’s election to cause the Mortgaged Property to be sold and shall cause the notice to be recorded in each county in which the Mortgaged Property or some part of the Mortgaged Property is located. Trustee shall give notice of default and notice of sale and shall sell the Mortgaged Property according to California law. Trustee may sell the Mortgaged Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone the sale of all or any part of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale. Lender or Lender’s designee may purchase the Mortgaged Property at any sale.

Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Mortgaged Property so sold without any express or implied covenant or warranty. The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements made in those recitals. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including Trustee’s fees not to exceed 5% of the gross sales price, attorneys’ fees and costs of title evidence; (b) to the Indebtedness in such order as Lender, in Lender’s discretion, directs; and (c) the excess, if any, to the person or persons legally entitled to the excess.

44.          RECONVEYANCE. Upon payment of the Indebtedness, Lender shall request Trustee to reconvey the Mortgaged Property and shall surrender this Instrument and the Note to Trustee. Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled to the Mortgaged Property. Such person or persons shall pay Trustee’s reasonable costs incurred in so reconveying the Mortgaged Property.

45.          SUBSTITUTE TRUSTEE. Lender, at Lender’s option, may from time to time, by a written instrument, appoint a successor trustee, which instrument, when executed and acknowledged by Lender and recorded in the office of the Recorder of the county or counties where the Mortgaged Property is situated, shall be conclusive proof of proper substitution of the successor trustee. The successor trustee shall, without conveyance of the Mortgaged Property, succeed to all the title, power and duties conferred upon the Trustee in this Instrument and by California law. The instrument of substitution shall contain the name of the original Lender, Trustee and Borrower under this Instrument, the book and page where this Instrument is recorded, and the name and address of the successor trustee. If notice of default has been recorded, this power of substitution cannot be exercised until after the costs, fees and expenses of the then acting Trustee have been paid to such Trustee, who shall endorse receipt of those costs, fees and expenses upon the instrument of substitution. The procedure provided for substitution of trustee in this Instrument shall govern to the exclusion of all other provisions for substitution, statutory or otherwise.

46.           STATEMENT OF OBLIGATION. Lender may collect a fee not to exceed the maximum allowed by applicable law for furnishing the statement of obligation as provided in Section 2943 of the Civil Code of California.

47.           SPOUSE’S SEPARATE PROPERTY. Each Borrower who is a married person expressly agrees that recourse may be had against his or her separate property.

48.           FIXTURE FILING. This Instrument is also a fixture filing under the Uniform Commercial Code of California.

49.           ADDITIONAL PROVISION REGARDING APPLICATION OF PAYMENTS. In addition to the provisions of Section 9, Borrower further agrees that, if Lender accepts a guaranty of only a portion of the Indebtedness, Borrower waives its right under California Civil Code Section 2822(a), to designate the portion of the Indebtedness which shall be satisfied by a guarantor’s partial payment.

50.           WAIVER OF MARSHALLING; OTHER WAIVERS. To the extent permitted by law, Borrower waives (i) the benefit of all present or future laws providing for any appraisement before sale of any portion of the Mortgaged Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Indebtedness and marshalling in the event of foreclosure of the lien created by this Instrument, (iii) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, (iv) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument, and (v) any rights, legal or equitable, to require marshalling of assets or to require upon foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433. Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided by this Instrument. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided by this Instrument. By signing this Instrument, Borrower does not waive its rights under Section 2924c of the California Civil Code.

51.           ADDITIONAL PROVISIONS CONCERNING ENVIRONMENTAL HAZARDS. In addition to the provisions of Section 18:

(a)                                  Except for matters covered by an O&M Program or matters described in Section 18(b), Borrower shall not cause or permit any lien (whether or not such lien has priority over the lien created by this Instrument) upon the Mortgaged Property imposed pursuant to any Hazardous Materials Laws. Any such lien shall be considered a Prohibited Activity or Condition.

(b)                                 Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

(1)                                  at the time of acquiring the Mortgaged Property, Borrower undertook all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice and no evidence or indication came to light which would suggest that the Mortgaged Property has been or is now being used for any Prohibited Activities or Conditions; and

(2)                                  the Mortgaged Property has not been designated as “hazardous waste property” or “border zone property” pursuant to Section 25220, et seq., of the California Health and Safety Code.

The representations and warranties in this Section 51(b) shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the loan evidenced by the Note, until the Indebtedness has been paid in full.

(c)                                  Without limiting any of the remedies provided in this Instrument, Borrower acknowledges and agrees that each of the provisions in Section 18 and in this Section 51 is an environmental provision (as defined in Section 736(f)(2) of the California Code of Civil Procedure) made by Borrower relating to the real property security (the “Environmental Provisions”), and that Borrower’s failure to comply with any of the Environmental Provisions will be a breach of contract that will entitle Lender to pursue the remedies provided by Section 736 of the California Code of Civil Procedure (“Section 736”) for the recovery of damages and for the enforcement of the Environmental Provisions. Pursuant to Section 736, Lender’s action for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d, or 726(b) of the California Code of Civil Procedure.

(d)                                 Any reference in this Instrument or in any other Loan Document to Section 18 of this Instrument shall be construed as referring together to Section 18 and this Section 51.

52.          WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBITS. The following Exhibits are attached to this Instrument:

☒	Exhibit A	Description of the Land (required).

☒	Exhibit B	Modifications to Instrument

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

Waterford Place Apartments, LLC,
a California limited liability company

By:	Shea Properties Management Company, Inc.
a Delaware corporation
Its Manager

	By:	/s/ Authorized Signatory
	Its:	Treasurer

	By:	/s/ Authorized Signatory
	Its:	Vice President

STATE OF CALIFORNIA
COUNTY OF Los Angeles

On April 7, 2004, before me, Norma Y. Gutierrez personally appeared Robert R. O’Dell and James G. Shontere

☒ personally known to me

☐ proved to me on the basis of satisfactory evidence

to be the person(s) whose name are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Signature	/s/ Norma Y. Gutierrez

(This area for official notarial seal)

EXHIBIT B

MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:

1.                                       Delete clause (ii) of Section 2(b).

2.                                       Change the reference in Section 4(e) from “six months” to “three months” and add at the end of the Section “provided, however, that not more than 2.5% of the total units in the Mortgaged Property at any one time may be leased on a month-to-month basis as corporate units.”

3.                                       Paragraph 7 of the Security Instrument is amended to add the following subparagraph:

(f)                                    Notwithstanding the provisions of Subparagraph 7(a), the Lender will not require Borrower to deposit with Lender amounts sufficient to accumulate with Lender the entire sum required to pay the water and sewer charges, Taxes, fire, hazard or other insurance premiums. At least annually, the Borrower must provide Lender with proof of payment of all such Impositions for which Lender is not collecting Imposition Deposits. In the event that Borrower does not timely pay any of the Impositions, or fails to provide Lender with proof of such payment, or at any other time in Lender’s discretion, Lender may require Borrower to deposit with Lender the Imposition Deposits as provided in Section 7(a).

4.                                       Delete the third sentence of Section 10.

5.                                       In the first sentence of Section 12(a), after the words “then Lender at Lender’s option”, insert the following: “with concurrent notice to Borrower,”.

6.                                       At the end of Section 13, insert the following: “Lender shall use good faith efforts to minimize interference with tenants of the Improvements while conducting any environmental inspections and tests.”

7.                                       In the first sentence of Section 14(a), after the words “management agent’s offices”, insert “or at the corporate offices of Shea Properties”.

8.                                       Section 14(c)(iii) is deleted in its entirety and replaced with the following:

(iii)          a statement that identifies all owners of any interest in Borrower, if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members;

9.                                       Add the following to the end of clause (i) of Section 14(d); “Notwithstanding the foregoing provision of this subsection (i), so long as there is no Event of Default Lender shall not require financial statements other than an annual balance sheet and income statement for the Borrower which are combined with the balance sheet and income statement of J. F. Shea Co., Inc., which financial statements shall be delivered to Lender, without the necessity of a request by Lender, within 120 days following the end of each fiscal year of Borrower.”

10.                                 In Section 15(a), replace the words “when due” with the words “prior to delinquency”.

11.                                 At the end of Section 17, after the word “Personalty”, insert “, and except that without the consent of Lender, Borrower may make alterations and additions to the Improvements provided that such alterations and additions are completed in a lien-free and good and workmanlike manner in accordance with applicable laws, that neither the performance nor completion of the alterations or additions adversely affects the structural integrity of the Improvements or the occupancy of the Improvements, and the aggregate costs of all such alterations and additions does not exceed $1,500,000.”

12.                                 In Section 18(e)(iv), insert the words “in all material respects” following and word “complied” in the first sentence.

13.                                 In Section 18(f)(ii), delete the words “or other person”.

14.                                 Section 18(g) is modified to provide that with respect to any Environmental Inspection required by Lender as a condition of Lender’s consent to any Transfer under Section 21, Lender shall (x) provide to Borrower reasonable notice of the Environmental Inspection, (y) to the extent reasonable, not interfere with the rights of tenants in possession, and (z) shall cause any contractor, consultant or other entity-conducting such Environmental Inspection to have insurance coverage for damages to the Property caused by such contractor, consultant or other entity as a result of such Environmental Inspection.

15.                                 In Section 18(h), replace the words “on a timely basis” appearing in the second sentence with the words “prior to the applicable deadline required by Hazardous Materials Laws”.

16.                                 In Section 18(i), insert the words “in all material respects” following and word “comply” in the first sentence.

17.                                 Insert the following provision after the words “any of the following” in the first sentence of Section 18(j):

except to the extent that any of the foregoing are conclusively determined to have first arisen as a result of acts or occurrences which first occurred after such time as Borrower has sold, transferred or assigned all of its right, title and interest and into the Mortgaged Property to Lender, or a successor or assign of Lender pursuant to a foreclosure or deed-in-lieu of foreclosure.

18.                                 In Section 19(b), in the last sentence, change “30 days” to “15 days”.

19.                                 In Section 19(f), after the third sentence, add the following: “However, if no Event of Default has occurred, (i) if the cost of a “Restoration” (hereinafter defined) is reasonably estimated to be $1,500,000 or less, Borrower shall have the exclusive right to adjust or compromise claims under policies of insurance for payment of the costs associated with such Restoration, provided that any such adjustment or compromise shall be subject to Lender’s prior written approval; and (ii) in all other instances, Lender shall consult with and allow the participation of Borrower in connection with any adjustment or compromise of claims under policies of property insurance, but Lender’s determinations in connection with any adjustment or compromise shall control.”

20.                                 At the end of Section 20(b), insert the following: “The foregoing notwithstanding, Lender shall. not exercise its option to apply Condemnation awards or proceeds to the payment of Indebtedness if the conditions set forth in Section 19(h) for the application of insurance proceeds to the Restoration are satisfied in connection with the restoration of the Mortgaged Property following the Condemnation.” For the purposes of the preceding sentence, references in Section 19(h) to “the date of the loss or casualty” shall mean the date of the Condemnation.

21.                                 Section 21(c) is supplemented and modified by adding the following provision:

(viii)                        A Transfer to any of the following (“a Pre-Approved Entity”) under the terms and conditions set forth in items (i)-(viii) below:

A)           a Transfer of all or any part of the Property or any interest in the Property to a Shea Family Member (as hereinafter defined), or a Shea Controlled Entity (as hereinafter defined);

B)            a Transfer of interests in the Borrower, provided that after giving effect to the Transfer, the condition set forth in item (iii) below is satisfied;

C)            a Transfer of interests in a Controlling Entity, provided that after giving effect to the Transfer, the condition set forth in item (iii) below is satisfied;

D)            a Transfer of all or part of the interests of any general partner of Borrower, provided that after giving effect to the Transfer, the condition set forth in item (iii) below is satisfied.

E)            Borrower delivers written notice of the Transfer to Lender not less than ten (10) Business Days’ prior to a Transfer of the Property, and not more than ten (10) Business Days’ following any other Transfer.

(i)            Lender receives copies of the Transfer documents for a Transfer of the Property, and copies of any modifications to the organizational documents of Borrower or any Controlling Entity or general partner resulting from any other Transfer.

(ii)           Upon the Transfer, one or more Shea Family Members (other than Claire Shea) and/or one or more Shea Controlled Entities (other than one solely controlled by Claire Shea or her spouse, issue or any trust established by or for their benefit) shall own, collectively, not less than 50.1% of the ownership interests in each of (w) the Property and (x) Borrower or a corporation, partnership, limited liability company, joint venture, or trust which is a Controlling Entity in Borrower.

(iii)                               Lender approves the Transfer, which approval shall be granted if the Transfer meets the terms and conditions of this Section 21(b)(7).

(iv)                              With respect to a transfer of the Property, (x) the transferee executes an assumption agreement that is acceptable to Lender and which requires the transferee to perform all obligations of Borrower set forth in the Note, subject to the provisions of section 9 of the Note, this Instrument and in any other Loan Document, (y) the Borrower either agrees to remain primarily liable for all obligations of Borrower under the Note or, executes and delivers a limited guaranty in form and substance satisfactory to Lender, and (z) upon Lender’s approval of the Transfer, the assumption agreement is recorded in the Land Records of the Properly Jurisdiction.

(v)                                 With respect to a Transfer of the Property, Borrower pays the cost of all title searches, title insurance and recording costs, and all fees and out of pocket costs of Lender’s legal counsel related to the Transfer.

(vi)                              Lender shall not collect a transfer fee of 1% of the unpaid principal balance in connection with the Transfer to the Pre-Approved Entity. In the case of a Transfer of an interest in the Property, or in the case of a Transfer of an interest in Borrower, or any general partner of Borrower which is accompanied by a material change in the organizational documents of any such entity, Borrower shall pay a review fee in the amount of $2,000.

(vii)         At the time of the Transfer, there exists no Event of Default under this Instrument.

For the purposes of this Section 21(c)(viii), the following terms shall have the following meanings:

“Shea Family Member” means John Shea, Peter Shea, Edmund Shea, Claire Shea and their respective spouses and issue, and trusts established by or for the benefit of any of the foregoing.

“Shea Controlled Entity” means any corporation, partnership, limited liability company, or joint venture, at least 50.1% of the ownership interests in which are held by one or more Shea Family Members or another Shea Controlled Entity.

22.                                 Delete Section 21(f)(iv).

23.                                 Delete Section 22(e).

25.                                 In Section 22(h), in the second sentence, change “90 days” to “120 days”, and change “60 days” to “90 days”.

26.                                 Clause (ii) of Section 29 to read as follows: “confirmation of Lender’s calculation of the unpaid principal balance of the Note;”.

27.                                 Section 19 is modified by adding a new Subsection (1) as follows:

(1)                                  On the date of this Instrument, Borrower maintains property insurance that fails to meet Lender’s current (as of the date of this Instrument) insurance requirements for Borrower and-the Mortgaged Property (the “Insurance Deficiency”) in that such insurance is for an “agreed amount” and not for “full replacement” value.

28.                                 Notwithstanding the provisions of Section 37, the modifications set forth in this Exhibit B shall become ineffective upon a Transfer that requires Lender’s consent or upon any Transfer that constitutes an Event of Default under Section 21(a) of this Instrument.

29.                                 New section is added to the instrument that precedes this Exhibit:

53.                               CONDOMINIUM PROVISIONS.

(a)                                  Borrower represents and warrants that, to the best of its knowledge, the Mortgaged Property is a condominium (the “Condominium”) and constitutes all of Unit 1 (as defined in the Condominium Instruments”) and a 97% tenancy-in-common interest in the common elements comprising the Waterford Place Condominiums, a Condominium, as established under the applicable Condominium Act codified in California Civil Code Sections 1350 et seq., as from time to time amended (the “Condominium Act”). The Declaration, as recorded in the official records of Alameda County, State of California as Document No. 2003653881, Bylaws and Plats establishing and describing the Condominium, are collectively referred to below as the “Condominium Instruments.”

(b)                                 Borrower hereby agrees that the Condominium Instruments will not be modified or amended without the prior written consent of Lender until the Indebtedness has been paid in full.

(c)                                  Borrower represents and warrants that none of the units in Unit 1 and its 97% tenancy-in-common interest in the common elements comprising the Condominium have been sold, conveyed or encumbered or are subject to any agreement to convey or encumber. Borrower agrees that it will not in any way pledge, sell, convey or encumber or enter into a contract or agreement to pledge, sell, convey or encumber any unit in Unit 1 or any of its 97% tenancy-in-common interest in the common elements of the Condominium unless expressly agreed to in writing by Lender.

(d)                                 Borrower agrees that it shall own, operate and maintain the Mortgaged Property in accordance with the terms of this Instrument and operate the Mortgaged Property solely as a rental apartment project.

(e)                                  The Mortgaged Property granted, conveyed and assigned to Lender hereunder shall include all rights, easements, rights of way, reservations and powers of the Borrower under the Condominium Act and the Condominium Instruments in Borrower’s capacity as owner of the Mortgaged Property and as Declarant as well as any rights that Borrower may have, in any capacity, under the Condominium Act and the Condominium Instruments in addition to Borrower’s rights as owner of any of the units or the Condominium, specifically including but not limited to all rights to approve any amendments to the Condominium Instruments and all rights to expand the Condominium.

(f)                                    Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s proxy and attorney-in-fact (which appointment shall be deemed coupled with an interest) for and in its behalf to perform all of the obligations of Borrower and to exercise all of the rights and powers of Borrower under the Condominium Instruments without any liability therefor or thereunder (except for gross negligence or willful misconduct). Borrower hereby instructs and grants and gives to Lender full power and authority to do and perform all and every act and thing whatsoever authorized, permitted, requisite or necessary to be done by Borrower under the provisions of the Condominium Instruments to all intents and purposes the same as Borrower might do, hereby ratifying and confirming all such attorney shall lawfully do or choose to do or be done by virtue hereof, it being understood and agreed that the aforesaid provisions impose no burden or obligation on the Lender to do or perform any act whatsoever. It shall be a default under this Instrument if (i) Borrower terminates or revokes or attempts to terminate or revoke the aforesaid appointment of Lender as Borrower’s proxy or attorney-in-fact either permanently or as to any election in the Condominium Act or Condominium Instruments or (ii) Borrower attempts to modify the terms of the Condominium Instruments without the prior written consent of Lender. Notwithstanding anything in this paragraph to the contrary, the rights and powers of Borrower granted in this paragraph may not be exercised by Lender prior to the occurrence of an Event of Default.

(g)                                 Borrower hereby agrees that it shall maintain insurance in accordance with Lender’s requirements on all of the Mortgaged Property, including any common areas.

(h)                                 Nothing contained herein is intended to or shall be construed to constitute Lender as the “Declarant” under the Condominium Act and/or the Condominium Instruments or as owner of the Condominium, a partner or joint venturer of Borrower.

(i)                                     Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all losses, cost, liabilities, or damages (including attorney’s fees and disbursements) arising out of (i) the failure of the Borrower to comply with any state or local law, ordinance, statute, or regulation by any governmental authority covering the condominium at the Mortgaged Property; or (ii) any claim of any unit owner or tenant of any unit owner as a result of any violation, breach, misrepresentation, fraud, act, or omission of any obligation of Borrower as set forth in the Condominium Instruments.

30.                                 Section 21(c) (vii) is deleted in its entirety.

31.                                 New section is added to the Security Instrument as follows:

54.       Borrower must promptly notify Lender in writing if there is a significant water intrusion event or if mold, fungus, microbial contamination or pathogenic organisms (collectively “Mold”) are detected at the Mortgaged Property at any time during the term of this Instrument.

At any time, Lender, in its discretion, may require that a professional inspector inspect the Mortgaged Property for Mold and Borrower shall be responsible for the cost of any such inspection. Lender shall not require such professional inspection any more frequently than once every three years unless Mold is detected at the Mortgaged Property or if there is a significant water intrusion event. If Mold is detected at the Mortgaged Property or if there is a significant water intrusion event, Lender, at Lender’s discretion, may require that a professional inspector inspect the Mortgaged Property as frequently as Lender determines is necessary until any issue with Mold or water intrusion is resolved to

Lender’s satisfaction. Borrower shall be responsible for the cost of all such professional inspections.

Borrower must keep all moisture management plan documentation at the Mortgaged Property or the management agent’s office and available for the Loan Servicer to review during the Mortgaged Property annual assessment inspection.

If Lender determines that the Property qualifies to have the annual inspection waived, Borrower must execute the following certification each year that the inspection is waived.

Borrower has not received any written complaint, notice, letter or other written communication from tenants, management agent or governmental authorities regarding odors, indoor air quality, mold, fungus, microbial contamination or pathogenic organisms (“Mold”) or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Property or that Borrower has investigated and fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Property.

INITIAL:	/s/ Authorized Signatory